August 28, 2000





Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010

          Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3
               ----------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and the authorization and issuance from time to time in one or more series (each, a "Series") of up to $5,018,133,600 aggregate principal amount of Mortgage-Backed Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes" and, together with the Certificates, the "Securities"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, one or more servicers (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined copies of the Company's Certificate of Incorporation, the Company's By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that, assuming that the Certificates have been when delivered and paid for, the Certificates will be validly issued and outstanding and entitled to the benefits of the related Agreement.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Reception Form 8-K dated the date hereof.

                                        Very truly yours,